Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Boston Omaha Corporation of our report dated March 15, 2021, relating to the financial statements of Utah Broadband, LLC, appearing in Amendment No. 2 to the Current Report on Form 8-K/A of Boston Omaha Corporation, and to the reference to our firm under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Spokane, Washington

March 30, 2021